As filed with the Securities and Exchange Commission on October 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation or Organization)

11-1806155

(I.R.S. Employer Identification Number)

7459 S. Lima Street

Englewood, Colorado 80112

(303) 824-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter S. Brown

Senior Vice President, General Counsel and Secretary

Arrow Electronics, Inc.

7459 S. Lima Street

Englewood, Colorado 80112

(303) 824-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

David J. Wolfson

Robert B. Williams

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York, 10005

(212) 530-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities(2)
Preferred Stock, par value $1.00 per share(2)
Common Stock, par value $1.00 per share(2)
Warrants(2)

(1)	An indeterminate amount of debt securities, preferred stock, common stock, and/or warrants of Arrow Electronics, Inc. is being registered pursuant to this registration statement, as may from time to time be issued at indeterminate prices, including upon conversion of any such securities as are convertible or upon exercise of warrants. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	Warrants to purchase Debt Securities, Preferred Stock or Common Stock of Arrow Electronics, Inc. may be sold separately or with Debt Securities, Preferred Stock or Common Stock of Arrow Electronics, Inc.

Prospectus

Arrow Electronics, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

We or selling security holders may offer and sell the securities from time to time in one or more offerings at prices and on terms to be determined at the time of offering. This prospectus provides you with a general description of the securities we or selling security holders may offer.

Each time we or selling security holders sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

We or selling security holders may offer and sell the following securities:

•	debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness;

•	preferred stock;

•	common stock; and

•	warrants.

Our common stock is traded on the New York Stock Exchange under the symbol “ARW.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. The prospectus supplement will state whether any other securities offered thereby will be listed on a securities exchange.

Investing in our securities involves risk. See “Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 1, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we or selling security holders may sell any combination of the securities described in this prospectus (from time to time and in one or more offerings). This prospectus only provides you with a general description of the securities that we or selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with any related free writing prospectus and the additional information described under the heading “Where You Can Find More Information.” Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Arrow,” “company,” “we,” “our,” “us” or similar references mean Arrow Electronics, Inc.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in or incorporated by reference in this prospectus and any supplement to this prospectus is accurate only as of the dates of their respective covers, regardless of the time of delivery of this prospectus or any supplement to this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since these dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any supplement to this prospectus in that jurisdiction. Persons who come into possession of this prospectus or any supplement to this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any supplement to this prospectus applicable to that jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Exchange Act of 1934. You may read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s Web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

You may obtain a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, without charge, by request directed to us at the following address and telephone number:

Arrow Electronics, Inc.

7459 S. Lima Street

Englewood, Colorado 80112

(303) 824-4000

Attention: Secretary

Copies of these filings are also available from our website at http://www.arrow.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

The SEC allows us to “incorporate by reference” in this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those reports. Accordingly, we are incorporating by reference in this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2011;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

(3)	Our Current Reports on Form 8-K filed on January 19, 2012, February 14, 2012, February 27, 2012, April 4, 2012, May 9, 2012, June 4, 2012, July 5, 2012 and August 30, 2012;

(4)	The description of our common stock set forth on our registration statement filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Any information that we file later with the SEC will automatically update and supersede this information.

This prospectus constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933. This prospectus does not contain all the information that is contained in the registration statement, some of which we are allowed to omit in accordance with the rules and regulations of the SEC. We refer you to the registration statement and to the exhibits filed with the registration statement for further information with respect to Arrow. Statements contained in this prospectus concerning the provisions of documents are summaries of the material provisions of those documents. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions; our implementation of our new enterprise resource planning system; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and global enterprise computing solutions (“ECS”) markets; changes in relationships with key suppliers; increased profit margin pressure; the effects of additional actions taken to become more efficient or lower costs; and our ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates” and similar expressions, or by discussions of strategy, plans or intentions. Forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized.

The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements herein include those set forth in the risk factors incorporated by reference in this prospectus and from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any of the forward-looking statements.

ARROW ELECTRONICS, INC.

We are a global provider of products, services, and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Serving our industrial and commercial customers as a supply chain partner, we offer both a wide spectrum of products and a broad range of services and solutions, including materials planning, new product design services, programming and assembly services, inventory management, reverse logistics, electronics assets disposition, and a variety of online supply chain tools. We serve over 120,000 customers.

Our diverse worldwide customer base consists of original equipment manufacturers (“OEMs”), contract manufacturers (“CMs”), and other commercial customers. Customers include manufacturers of consumer and industrial equipment (including machine tools, factory automation, and robotic equipment), telecommunications products, automotive and transportation, aerospace and defense, scientific and medical devices, and computer and office products. Customers also include value-added resellers (“VARs”) of enterprise computing solutions.

We maintain over 250 sales facilities and 34 distribution and value-added centers in 53 countries, serving over 80 countries. Through this network, we provide one of the broadest product offerings in the electronic components and enterprise computing solutions distribution industries and a wide range of value-added services to help customers reduce their time to market, introduce innovative products through demand creation opportunities, lower their total cost of ownership, and enhance their overall competitiveness.

We have two business segments: the global components business segment and the global enterprise consulting solutions (“ECS”) business segment. We distribute electronic components to OEMs and CMs through our global components business segment and provide enterprise computing solutions to VARs through our global ECS business segment.

RETROACTIVE PRESENTATION FOR CHANGE IN ACCOUNTING PRINCIPLE

The following is presented to reflect the retrospective application of a new accounting pronouncement with respect to the financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2011. Effective January 1, 2012, we adopted Accounting Standards Update No. 2011-05, “Presentation of Comprehensive Income,” as amended by Accounting Standards Update No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income.” These updates require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements and eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity. These updates do not, however, change the items that must be reported in other comprehensive income or the determination of net income. The new guidance is to be applied retrospectively. The adoption only impacted the presentation of our consolidated financial statements.

The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented. This data should be read in conjunction with our audited consolidated financial statements and the accompanying notes for the year ended December 31, 2011 as included in our Annual Report on Form 10-K, which is incorporated by reference in the prospectus.

Consolidated Statements of Comprehensive Income

(In thousands)

	Years Ended December 31,
	2011	2010	2009
Consolidated net income	$599,316	$479,625	$123,505

Other comprehensive income:
Foreign currency translation adjustments	(49,384)	(21,110)	56,483
Unrealized gain (loss) on investment securities, net	(11,886)	5,501	22,844
Unrealized gain (loss) on interest rate swaps designated as cash flow hedges, net	(1,855)	—	1,132
Other employee benefit plan items, net	(14,482)	2,744	3,521

Other comprehensive income (loss)	(77,607)	(12,865)	83,980

Comprehensive income	521,709	466,760	207,485
Less: Comprehensive income (loss) attributable to noncontrolling interests	486	(10)	(15)

Comprehensive income attributable to shareholders	$521,223	$466,770	$207,500

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratios of earnings to fixed charges on a consolidated basis for the periods indicated.

For purposes of computing the ratio of earning to fixed charges, “earnings” consists of income (loss) before income taxes, reduced by equity in earnings of affiliated companies and capitalized interest, plus fixed charges and distributed income from equity investees. “Fixed charges” consist of interest and other financing expenses, net, plus capitalized interest and the estimated interest component of rent expense.

Since we had no preferred stock outstanding during any of the periods presented, the ratios of earnings to fixed charges and the ratios of earnings to combined fixed charges and preferred dividends are the same.

	Six Months Ended June 30, 2012	Year Ended December 31,
		2011	2010	2009	2008(a)	2007
Ratio of earnings to fixed charges	5.25	6.33	6.84	2.53	—	5.51

(a)	Earnings for 2008 were inadequate to cover fixed charges by $608.1 million due to a non-cash impairment charge associated with goodwill of $1.02 billion and restructuring, integration, and other charges of $81.0 million.

USE OF PROCEEDS

Except as otherwise described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of securities offered pursuant to this prospectus and any prospectus supplement will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

We have described below the general terms and provisions of the debt securities to which a prospectus supplement may relate. We will describe the particular terms of the debt securities offered by any prospectus supplement in the prospectus supplement relating to the offered debt securities.

We may from time to time offer and sell debt securities, consisting of debentures, notes and/or other unsecured evidences of indebtedness. The debt securities will be either our unsecured senior debt securities or our unsecured subordinated debt securities.

We will issue senior debt securities under an indenture, called the “senior indenture,” dated as of January 15, 1997, between us and The Bank of New York Mellon (as successor to Bank of Montreal Trust Company), as trustee, in such capacity, called the “senior trustee.” We may also issue subordinated debt securities under a proposed indenture, called the “subordinated indenture,” between us and The Bank of New York Mellon, as trustee, in such capacity the “subordinated trustee.” In this prospectus, we refer to the senior indenture and the subordinated indenture together as the “indentures,” to the senior debt securities and the subordinated debt securities together as the “debt securities” and to the senior trustee and the subordinated trustee together as the “trustees.” Unless otherwise indicated, section references in this prospectus or in an accompanying prospectus supplement are to the relevant provisions of both the senior indenture and the subordinated indenture. The following summary of important provisions of the debt securities and the indentures does not purport to be complete. This summary is subject to the detailed provisions of the indentures, including the definition of certain terms used in this prospectus and those terms made a part of the indentures by reference to the Trust Indenture Act. Wherever particular sections or defined terms of the indentures are referred to, those sections or defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by such reference. Numerical references in parentheses below are to sections in the indentures. Capitalized terms that are used and not otherwise defined in this prospectus will have the meanings assigned to them in the indentures.

GENERAL

The indentures provide for the issuance from time to time of debentures, notes or other evidences of indebtedness by us in an unlimited amount pursuant to a supplemental indenture, a board resolution, or an officer’s certificate pursuant to a supplemental indenture or board resolution. (Section 2.3)

Under each indenture, we may issue debt securities in one or more series with the same or various maturities, at par, at a premium or with an original issue discount. The applicable prospectus supplement relating to a particular series of debt securities will describe the specific terms of the debt securities we may offer, including:

(a)	the designation of the debt securities of a particular series, which will distinguish the debt securities of that series from the debt securities of all other series;

(b)	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indentures and any limitation on our ability to increase the aggregate principal amount after the initial issuance of the debt securities of that series;

(c)	the date or dates on which the principal of the debt securities of that series is payable (which date or dates may be fixed or extendible);

(d)	the rate or rates (which may be fixed or variable) per year at which the debt securities of that series will bear interest, if any;

(e)	the date or dates from which interest will accrue, on which interest will be payable and (in the case of registered securities (which is defined as any debt security registered on the security register)) on which a record will be taken for the determination of holders to whom interest is payable and/or the method by which such rate or rates or date or dates will be determined;

(f)	if other than as provided in the indentures, the place or places where (1) the principal of and any interest on debt securities will be payable, (2) any registered securities may be surrendered for exchange, (3) notices, demands to or upon us in respect of the debt securities of that series or the indentures may be served and (4) notice to holders may be published;

(g)	our right, if any, to redeem debt securities of that series, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which debt securities of that series may be redeemed pursuant to any sinking fund or otherwise;

(h)	our obligation, if any, to redeem, purchase or repay debt securities of that series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder and the price or prices at which and the period or periods within which and any of the terms and conditions upon which debt securities of that series will be redeemed, purchased or repaid, in whole or in part, pursuant to our redemption obligation;

(i)	if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of that series will be issuable;

(j)	if other than the principal amount of the debt securities, the portion of the principal amount of debt securities of that series which will be payable upon acceleration of the maturity of those securities;

(k)	if other than the coin or currency in which the debt securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the debt securities of that series will be payable or if the amount of payments of principal of and/or interest on the debt securities of that series may be determined with reference to an index based on a coin or currency other than that in which the debt securities of that series are denominated, the manner in which those amounts will be determined;

(l)	if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the principal of and interest on the debt securities of that series will be payable, and the manner in which any currencies will be valued against other currencies in which any other debt securities will be payable;

(m)	whether the debt securities of that series or any portion thereof will be issuable, with or without coupons, as registered securities (and if so, whether those debt securities will be issuable as registered global securities) or unregistered securities (which is defined as any debt security other than a registered security), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of unregistered securities or the payment of interest on those securities and, if other than as provided in the indentures, the terms upon which unregistered securities of any series may be exchanged for registered securities of that series and vice versa;

(n)	whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem the securities rather than pay any additional amounts;

(o)	if the debt securities of that series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of that series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of those certificates, documents or conditions;

(p)	any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the debt securities of that series;

(q)	provisions, if any, for the defeasance of the debt securities of that series, including provisions permitting defeasance of less than all the debt securities of that series, which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of the indentures;

(r)	if the debt securities of that series are issuable in whole or in part as one or more registered global securities, the identity of the depositary (if other than The Depository Trust Company, or DTC) for that registered global security or securities (which depositary will, at the time of its designation as depositary and at all times while it serves as depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation);

(s)	any other events of default or covenants with respect to the debt securities of that series in addition to the events of default or covenants set forth in the indentures; and

(t)	any other terms of the debt securities of that series, which terms will not be inconsistent with the provisions of the indentures.

Neither indenture contains any restriction on the payment of dividends or any financial covenants. Neither indenture contains provisions which would afford you protection in the event of a transfer of assets to a subsidiary and incurrence of unsecured debt by such subsidiary, or in the event of a decline in our credit quality resulting from highly leveraged or other similar transactions involving us.

The senior debt securities will be unsubordinated obligations of ours and the senior debt securities will rank equal in right of payment with all of our existing and future unsecured and unsubordinated obligations.

The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt, as described below under “Subordination.” Claims of holders of the debt securities will be effectively subordinated to the claims of holders of the debt of our subsidiaries with respect to the assets of our subsidiaries. In addition, claims of holders of the debt securities will be effectively subordinated to the claims of holders of our secured debt and the secured debt of our subsidiaries with respect to the collateral securing those claims. Our claims as the holder of general unsecured intercompany debt will be similarly effectively subordinated to claims of holders of secured debt of our subsidiaries.

SUBORDINATION

If we issue subordinated debt securities, our obligations to make any payment of the principal of and premium, if any, and interest on, any subordinated debt securities to be issued will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness, whether outstanding on the date of the subordinated indenture or thereafter incurred.

We may not pay the principal of or interest or premium on the subordinated debt securities if (i) we fail to make any of such payments on any senior indebtedness (other than trade accounts payable) which has matured by lapse of time, acceleration or otherwise, or (ii) a default occurs on the senior indebtedness (other than trade accounts payable) that allows the holders of the senior indebtedness to accelerate its maturity after lapse of time, the giving of notice or both and that default continues.

If any payment or distribution of our assets occurs upon our dissolution, winding-up, liquidation or reorganization, we may not pay the principal of or interest or premium on the subordinated debt securities until we have made such payments in full to the holders of all senior indebtedness. If such dissolution, winding-up, liquidation or reorganization occurs and the holders of the subordinated debt securities receive a payment or distribution, then they must turn that payment or distribution over to the holders of the senior indebtedness or a trustee for the benefit of the senior indebtedness holders. Because of this subordination, if an insolvency occurs, holders of the subordinated debt securities may recover less, proportionately, than holders of senior debt and our general unsecured creditors.

CONVERSION

The terms, if any, on which debt securities are convertible into our common stock will be set forth in the prospectus supplement for that series of debt securities. These terms will include:

•	the conversion price,

•	the conversion period,

•	provision as to whether conversion will be at our option or at the option of the holder, and

•	the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of such series of debt securities.

REGISTERED GLOBAL SECURITIES

Unless otherwise specified in the applicable prospectus supplement, DTC will act as securities depositary for the debt securities. The debt securities will be issued only as registered global securities in book-entry form registered in the name of DTC’s nominee, which we expect will be Cede & Co. We will issue one or more registered global securities for the debt securities representing the aggregate principal amount of that series of debt securities and will deposit the registered global securities with DTC for settlement therewith.

In the event that the prospectus supplement to this prospectus so provides, debt securities in book-entry only form may also be settled through accounts maintained at Clearstream Banking, société anonyme, Luxembourg, commonly known as Clearstream, or the Euroclear System, commonly known as Euroclear. In this case, links will be established among DTC, Clearstream and Euroclear to facilitate the issuance of the debt securities and cross-market transfers of interests in the debt securities associated with secondary market trading. DTC is linked indirectly to Clearstream and Euroclear through the depositary accounts of their respective U.S. depositaries. The descriptions of the operations and procedures of DTC, Clearstream and Euroclear described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we, the trustee, nor any underwriter, dealer, agent or purchaser takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

The clearing systems have advised us as follows:

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants, known as DTC participants, deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through computerized book-entry changes in DTC participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book-entry system is also used by other organizations, known as indirect participants, such as securities brokers and dealers, banks and trust companies that clear through a DTC participant or maintain custodial relationships with direct participants, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant will then keep a record of its clients who purchased the securities. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

We will wire principal and interest payments to DTC’s nominee. We and the trustees will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, neither we nor the trustee will have any direct responsibility or liability to pay amounts due on the securities to owners of beneficial interests in the global securities.

Upon receipt of any payment of principal or interest, DTC will credit DTC participants’ accounts on the payment date according to such participants’ respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to DTC participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by DTC participants to owners of beneficial interests in the global securities, and voting by DTC participants, will be governed by the customary practices between the DTC participants and owners of beneficial interests, as is the case with securities held for the accounts of customers registered in street name. However, these payments will be the responsibility of the DTC participants and not of DTC, the trustee or us.

So long as the debt securities are maintained in book-entry form, we will not issue certificates to individual holders of the debt securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. Debt securities represented by a global security will be exchangeable for debt securities certificates with the same terms in authorized denominations only if (a) DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under applicable law, and in each such case a successor depository is not appointed by us within 90 days, or (b) we instruct the trustee that the global security shall no longer be maintained in global form and is to be exchanged for debt securities certificates.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter, dealer, agent or purchaser engaged by us to sell the debt securities. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to interests in the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc, a U.K. limited liability company, and operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include an underwriter, dealer, agent or purchaser engaged by us to sell the debt securities.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank regulated by the Belgian Banking and Finance Commission and overseen as the operator of a securities settlement system by the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in U.S. dollars, in same-day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in same-day funds using DTC’s Same-Day Funds Settlement System. In the event that the prospectus supplement to this prospectus provides that the debt securities may also be settled through Clearstream and Euroclear, secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the debt securities in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositary.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the debt securities settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be changed or discontinued at any time by any of them.

CERTAIN COVENANTS

Except as specified below or in the applicable prospectus supplement, the following covenants apply to all series of senior debt securities.

RESTRICTIONS ON LIENS. The senior indenture provides that we will not, and will not permit any Restricted Subsidiary to, create or incur any Lien on any shares of stock, indebtedness or other obligations of a Restricted Subsidiary or any Principal Property of ours or of a Restricted Subsidiary, whether those shares of stock, indebtedness or other obligations of a Restricted Subsidiary or Principal Property are owned at the date of the senior indenture or acquired afterwards, unless we secure or cause the applicable Restricted Subsidiary to secure the debt securities outstanding under the senior indenture equally and ratably with (or, at our option, prior to) all indebtedness secured by the particular Lien, so long as the indebtedness is so secured. This covenant does not apply in the case of:

(a)	the creation of any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the senior indenture (including acquisitions by way of merger or consolidation) by us or a Restricted Subsidiary, contemporaneously with that acquisition, or within 180 days thereafter, to secure or provide for the payment or financing of any part of the purchase price, or the assumption of any Lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the senior indenture existing at the time of the acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any Lien without the assumption of that Lien, provided that every Lien referred to in this clause (a) will attach only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements on that Principal Property;

(b)	any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing on the date of the senior indenture;

(c)	any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of us or any Restricted Subsidiary;

(d)	any Lien on any Principal Property being constructed or improved securing loans to finance the construction or improvements of that property;

(e)	any Lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations, including, without limitation, industrial revenue bonds and similar financings;

(f)	any mechanics’, materialmen’s, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations that are not yet due or that are being contested in good faith;

(g)	any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith;

(h)	any Lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution on the Lien is stayed;

(i)	any landlord’s Lien on fixtures located on premises leased by us or a Restricted Subsidiary in the ordinary course of business, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

(j)	any Lien arising by reason of deposits necessary to qualify us or any Restricted Subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law;

(k)	Liens on our current assets to secure loans to us that mature within twelve months from their creation and that are made in the ordinary course of business; and

(l)	any renewal of or substitution for any Lien permitted by any of the preceding clauses, provided, in the case of a Lien permitted under clauses (a), (b) or (d), the indebtedness secured is not increased nor the Lien extended to any additional assets. (Section 4.3(a) of senior indenture)

Notwithstanding the foregoing, we or any Restricted Subsidiary may create or assume Liens in addition to those permitted by the preceding paragraph, and renew, extend or replace those Liens, provided that at the time of and after giving effect to the creation, assumption, renewal, extension or replacement, Exempted Debt does not exceed 15 percent of Consolidated Net Tangible Assets. (Section 4.3(b) of senior indenture)

RESTRICTIONS ON SALE AND LEASE-BACK TRANSACTIONS. The senior indenture provides that we will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to us or to a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion of that Principal Property, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of that property by the lessee will be discontinued. Notwithstanding the foregoing, we or any Restricted Subsidiary may sell any Principal Property and lease it back for a longer period:

(a)	if we or such applicable Restricted Subsidiary would be entitled, pursuant to the provisions of the senior indenture, described under the first paragraph under “Restrictions on Liens” above, to create a Lien on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt with respect to the sale and lease-back transaction without equally and ratably securing the outstanding senior debt securities; or

(b)	if we promptly inform the trustee of the transaction, and we cause an amount equal to the fair value (as determined by resolution of our board of directors) of the property to be applied (1) to the purchase of other property that will constitute Principal Property having a fair value at least equal to the fair value of the property sold, or (2) to the retirement within 120 days after receipt of the proceeds of Funded Debt incurred or assumed by us or a Restricted Subsidiary, including the senior debt securities; provided, further that, in lieu of applying all of or any part of such net proceeds to such retirement, we may, within 75 days after the sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or debt securities evidencing Funded Debt of ours (which may include the senior debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not yet tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such debt securities or debentures, and an officer’s certificate (which will be delivered to the trustee) stating that we elect to deliver or cause to be delivered the debentures or debt securities in lieu of retiring Funded Debt as provided in the senior indenture.

If we deliver debentures or debt securities to the trustee and we duly deliver the officer’s certificate, the amount of cash that we will be required to apply to the retirement of Funded Debt under this provision of the senior indenture will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of the applicable debentures or debt securities, so delivered, or, if there are no such redemption prices, the principal amount of those debentures or debt securities. If the applicable debentures or debt securities provide for an amount less than the principal amount to be due and payable upon a declaration of the maturity, then the amount of cash will be reduced by the amount of principal of those debentures or debt securities that would be due and payable as of the date of the application upon a declaration of acceleration of the maturity pursuant to the terms of the indenture pursuant to which those debentures or debt securities were issued. (Section 4.4(a) of senior indenture)

Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted by this paragraph, without any obligation to retire any outstanding debt securities or other Funded Debt, provided that at the time of entering into and giving effect to such sale and lease-back transactions, Exempted Debt does not exceed 15 percent of Consolidated Net Tangible Assets. (Section 4.4(b) of senior indenture)

CERTAIN DEFINITIONS

The term “Attributable Debt” as defined in the senior indenture means, when used in connection with a sale and leaseback transaction referred to above under “— Certain Covenants — Restrictions on Sale and Lease-Back Transactions,” on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the sale and lease-back transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.

The term “Consolidated Net Tangible Assets” as defined in the senior indenture means total assets after deducting all current liabilities and intangible assets as set forth in our most recent consolidated balance sheet and computed in accordance with GAAP.

The term “Exempted Debt” as defined in the senior indenture means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:

(a)	indebtedness of ours and our Restricted Subsidiaries incurred after the date of such indenture and secured by liens created or assumed or permitted to exist pursuant to Section 4.3(b) of such indenture described above under the last paragraph of “ — Certain Covenants — Restrictions on Liens”; and

(b)	Attributable Debt of ours and our Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to Section 4.4 (b) of such indenture described above under the last paragraph of “— Certain Covenants — Restrictions on Sales and Lease-Back Transactions.”

The term “Funded Debt” as defined in the senior indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible at the option of the obligor, beyond one year from the date of its creation.

The terms “Holder” or “Securityholder” as defined in the applicable indenture mean the registered holder of any debt security with respect to registered securities and the bearer of any unregistered security or any coupon appertaining to it, as the case may be.

The term “GAAP” as defined in the senior indenture means generally accepted accounting principles in the United States at the date of any computation.

The term “Lien” as defined in the senior indenture means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For the purposes of such indenture, we or any Subsidiary will be deemed to own, subject to a Lien, any asset that we have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

The term “Original Issue Discount Security” as defined in the applicable indenture means any debt security that provides for an amount less than the principal amount of a particular security to be due and payable upon a declaration of acceleration of the maturity of that security pursuant to Section 6.2 of such indenture in case of an event of default as described under “— Events of Default.”

The term “Principal Property” as defined in the senior indenture means any manufacturing or processing plant or warehouse owned at the date of the senior indenture or acquired after that date by us or any of our Restricted Subsidiaries which is located within the United States and the gross book value of which (including related land and improvements and all machinery and equipment without deduction of any depreciation reserves) on the date as of which the determination is being made exceeds 2 percent of Consolidated Net Tangible Assets, other than:

(a)	any manufacturing or processing plant or warehouse or any portion of the same (together with the land on which it is erected and fixtures that are a part of that land) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments or any successor laws or under any other similar statute of the United States);

(b)	any property which in the opinion of our board of directors is not of material importance to the total business conducted by us as an entirety; or

(c)	any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

The term “Restricted Subsidiary” as defined in the senior indenture means a Subsidiary of ours (a) of which substantially all the property is located, or substantially all the business is carried on, within the United States, and (b) which owns a Principal Property; provided, however, that any Subsidiary may be declared a Restricted Subsidiary by board resolution, effective as of the date such board resolution is adopted; provided further, that any such declaration may be rescinded by further board resolution, effective as of the date that further board resolution is adopted.

The term “Senior Indebtedness” as defined in the subordinated indenture means (a) the principal of, premium, if any, and interest on all indebtedness, whether outstanding on the date of the subordinated indenture as originally executed or thereafter created or incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is not superior in right of payment to the subordinated debt securities; and (b) any amendments, modifications, deferrals, renewals or extensions of any such Senior Indebtedness, or debentures, notes or other evidences of indebtedness issued in exchange for any such Senior Indebtedness; provided, however, that Senior Indebtedness shall not be deemed to include (i) indebtedness which constitutes subordinated indebtedness and (ii) any other debt securities issued pursuant to the subordinated indenture.

The term “Subsidiary” as defined in the applicable indenture means, with respect to any person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by that person and one or more other Subsidiaries of that person.

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

Under each indenture, we may not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (in one transaction or a series of related transactions) to, any person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any person to merge with or into us unless (a) either (1) we will be the continuing person or (2) the person (if other than ourselves) formed by the consolidation or into which we are merged or that acquired or leased such property and assets of ours will be a corporation organized and validly existing under the laws of the United States of America or any of its jurisdictions and will expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities under such indenture, and we will have delivered to the trustee an opinion of counsel stating that the consolidation, merger or transfer and the supplemental indenture complies with such indenture and that all conditions precedent provided for in such indenture relating to the transaction have been complied with and that the supplemental indenture constitutes a legal, valid and binding obligation of ours or the successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and (b) an officer’s certificate to the effect that immediately after giving effect to such transaction, no default will have occurred and be continuing and an opinion of counsel as to the matters set forth in clause (a) will have been delivered to the trustee. (Section 5.1)

EVENTS OF DEFAULT

Events of default defined in the indentures with respect to the debt securities of any series are:

(a)	we default in the payment of the principal of any debt securities of a series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise;

(b)	we default in the payment of interest on any debt securities of a series when the same becomes due and payable, and that default continues for a period of 30 days;

(c)	we default in the performance of or breach any other covenant or agreement of ours in the applicable indenture with respect to the debt securities of a series and that default or breach continues for a period of 30 consecutive days (or, in the case of the subordinated indenture, 60 consecutive days) after written notice to us by the trustee or to us and the trustee by the Holders of 25 percent or more in aggregate principal amount of the debt securities of all series affected thereby;

(d)	an involuntary case or other proceeding is commenced against us or any Restricted Subsidiary with respect to our debts or our Restricted Subsidiary’s debts under any bankruptcy, insolvency or other similar law now or in the future in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official relating to us or a substantial part of our property, and the involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against us or any Restricted Subsidiary under the federal bankruptcy laws as now or in the future in effect;

(e)	we or any Restricted Subsidiary (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or in the future in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (2) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or any Restricted Subsidiary or for all or substantially all of our property and assets or any Restricted Subsidiary’s property and assets or (3) effects any general assignment for the benefit of creditors; and

(f)	any other event of default established with respect to any series of debt securities issued pursuant to the applicable indenture occurs. (Section 6.1)

The indentures provide that if an event of default described in clauses (a) or (b) above, with respect to the debt securities of any series then outstanding, occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which has already become due and payable, either the trustee or the Holders of not less than 25 percent in aggregate principal amount of the debt securities of any such affected series then outstanding under the applicable indenture (each series being treated as a separate class) by notice in writing to us (and to the trustee if given by Securityholders), may declare the entire principal (or, if the debt securities of any such series are Original Issue Discount Securities, the applicable portion of the principal amount as may be specified in the terms of the particular series established pursuant to that indenture) of all debt securities of the affected series, and the interest accrued on that series, if any, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable.

If an event of default described in clauses (c) or (f) above, with respect to the debt securities of one or more but not all series then outstanding, or with respect to the debt securities of all series then outstanding, occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which has already become due and payable, either the trustee or the Holders of not less than 25 percent in aggregate principal amount (or, if the debt securities of any such series are Original Issue Discount Securities, the amount of which is accelerable as described in this paragraph) of the debt securities of all the affected series then outstanding under the applicable indenture (treated as a single class) by notice in writing to us (and to the trustee if given by Securityholders) may declare the entire principal (or, if the debt securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all debt securities of all the affected series, and the interest accrued on those series, if any, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable.

If an event of default described in clauses (d) or (e) above occurs and is continuing, then the principal amount (or, if any debt securities are Original Issue Discount Securities, the portion of the principal as may be specified in the terms of that series) of all the debt securities then outstanding and interest accrued on those debt securities, if any, will be and become immediately due and payable without any notice or other action by any Holder or the trustee to the full extent permitted by applicable law. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the Holders of a majority in principal of the then outstanding debt securities of all series that have been accelerated, voting as a single class. (Section 6.2)

TRUSTEE’S RIGHTS

The indentures contain a provision under which, subject to the duty of the trustee during a default to act with the required standard of care:

(a)	the trustee may rely and will be protected in acting or refraining from acting upon any resolution, certificate, officer’s certificate, opinion of counsel, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence or indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons, and the trustee need not investigate any fact or matter stated in the document, but the trustee, in its discretion, may make any further inquiry or investigation into any facts or matters as it may see fit;

(b)	before the trustee acts or refrains from acting, it may require an officer’s certificate and/or an opinion of counsel, which will conform to the requirements of the applicable indenture, and the trustee will not be liable for any action it takes or omits to take in good faith in reliance on that certificate or opinion; subject to the terms of such indenture, whenever in the administration of the trusts of such indenture the trustee deems it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the indenture, that matter (unless other evidence in respect thereof be specifically prescribed in such indenture) may, in the absence of negligence or bad faith on the part of the trustee, be deemed to be conclusively proved and established by an officer’s certificate delivered to the trustee, and that certificate, in the absence of negligence or bad faith on the part of the trustee, will be full warrant to the trustee for any action taken, suffered or omitted by it under the provisions of such indenture upon the faith of the officer’s certificate;

(c)	the trustee may act through its attorneys and agents not regularly in its employ and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care by it under the applicable indenture;

(d)	any request, direction, order or demand of us mentioned in the applicable indenture will be sufficiently evidenced by an officer’s certificate (unless other evidence is specifically prescribed in such indenture); and any board resolution may be evidenced to the trustee by a copy of the resolution certified by our Secretary or an Assistant Secretary;

(e)	the trustee will be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture at the request, order or direction of any of the Holders, unless the Holders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with the request or direction;

(f)	the trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with the applicable indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under such indenture;

(g)	the trustee may consult with counsel, and the written advice of its counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it under the applicable indenture in good faith and in reliance on that opinion of counsel; and

(h)	prior to the occurrence of an event of default under each indenture and after the curing or waiving of all events of default, the trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, officer’s certificate, opinion of counsel, board resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the trustee, in its discretion, may make any further inquiry or investigation into any facts or matters as it may see fit and, if the trustee decides to make such further inquiry or investigation, it will be entitled to examine, during normal business hours and upon prior written notice, our books, records and premises, personally or by agent or attorney. (Section 7.2)

Subject to various provisions in the indentures, the Holders of at least a majority in principal amount (or, if the debt securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under the applicable indenture) of the applicable outstanding debt securities of all series affected (voting as a single class) by notice to the trustee, may waive, on behalf of the Holders of all the debt securities of that series, an existing default or event of default with respect to such debt securities of that series and its consequences, except a default in the payment of principal of or interest on any debt security as specified in clauses of the “Events of Default” section above or in respect of a covenant or provision of such indenture which cannot be modified or amended without the consent of the Holder of each outstanding debt security affected by the default. Upon any waiver, the default will cease to exist, and any event of default with respect to the debt securities of that series will be deemed to have been cured, for every purpose of such indenture. However, no waiver will extend to any subsequent or other default or event of default or impair any right in relation to any subsequent or other default or event of default. (Section 6.4)

Subject to provisions in the indentures for the indemnification of the trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount (or, if any debt securities are Original Issue Discount Securities, the portion of the principal as is then accelerable under the applicable indenture) of the applicable outstanding debt securities of all series affected (voting as a single class), may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series by such indenture, provided that the trustee may refuse to follow any direction that conflicts with law or such indenture that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided, further that the trustee may take any other action it deems proper that is not inconsistent with any directions received from such Holders of debt securities pursuant to such indenture. (Section 6.5)

The indentures provide that no Holder of any applicable debt securities of any series may institute any proceeding, judicial or otherwise, with respect to the applicable indenture or the debt securities of that series, or for the appointment of a receiver or trustee, or for any other remedy under the indentures, unless:

(a)	such Holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(b)	such Holders of at least 25 percent in aggregate principal amount of applicable outstanding debt securities of the affected series have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under such indenture;

(c)	the Holder or Holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with the request;

(d)	the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)	during the 60-day period, the Holders of a majority in aggregate principal amount of the applicable outstanding debt securities of the affected series have not given the trustee a direction that is inconsistent with such written request. A Holder may not use such indenture to prejudice the rights of another Holder or to obtain a preference or priority over any other Holder. (Section 6.6)

The indentures contain a covenant that we will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. (Section 4.6)

DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Each indenture provides with respect to each series of applicable debt securities that, except as otherwise provided in this paragraph, we may terminate our obligations under such debt securities of a series and the applicable indenture with respect to debt securities of that series if:

(a)	all debt securities of that series previously authenticated and delivered, with certain exceptions, have been delivered to the trustee for cancellation, and we have paid all sums payable by us under such indenture with respect to that series; or

(b)	(1)	the debt securities of that series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption;

	(2)	we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the Holders of those debt securities, for that purpose, money or U.S. Government obligations or a combination of money or U.S. Government obligations sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of that series to maturity or redemption, as the case may be, and to pay all other sums payable by us under such indenture; and

	(3)	we deliver to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of that series have been complied with.

With respect to the foregoing clause (a), only our obligations to compensate and indemnify the trustee will survive. With respect to the foregoing clause (b), only our obligations to execute and deliver debt securities of that series for authentication, to set the terms of the debt securities of that series, to maintain an office or agency in respect of the debt securities of that series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of that series, to deliver debt securities of that series for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee will survive until those debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and its right to recover excess money held by the trustee will survive. (Section 8.1)

Each indenture provides that, except as otherwise provided in this paragraph, we:

(a)	will be deemed to have paid and will be discharged from any and all obligation, in respect of the debt securities of any series, and the provisions of such indenture will no longer be in effect with respect to the debt securities of that series (a “legal defeasance”); and

(b)	may omit to comply with any specific covenant relating to such series provided for in a board resolution or supplemental indenture or officer’s certificate that may by its terms be defeased pursuant to the indenture (or any term, provision or condition of the senior indenture described under “— Certain Covenants,” in the case of the senior indenture) and our omission will be deemed not to be an event of default under clauses (c) and (f) under “Events of Default” above with respect to the outstanding debt securities of a series (a “covenant defeasance”);

provided that the following conditions will have been satisfied:

(a)	we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the Holders of the debt securities of that series, for payment of the principal of and interest on those debt securities, money or U.S. Government obligations or a combination of the foregoing sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect of those payments payable by the trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

(b)	our deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which we are a party or by which we are bound;

(c)	no default with respect to those debt securities will have occurred and be continuing on the date of the deposit;

(d)	we will have delivered to the trustee an opinion of counsel that the Holders of the debt securities of that series have a valid security interest in the trust funds subject to no prior liens under such Uniform Commercial Code; and

(e)	we will have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with.

In the case of a legal defeasance, we will have delivered to the trustee an opinion of counsel (based on a change in law) or a ruling directed to the trustee from the United States Internal Revenue Service that the Holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under this provision of the applicable indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as could have been the case if the deposit and defeasance had not occurred, or an instrument, in form reasonably satisfactory to the trustee, where we, notwithstanding a legal defeasance of our indebtedness in respect of debt securities of any series, or any portion of the principal amount thereof, will assume the obligation which will be absolute and unconditional) to irrevocably deposit with the trustee any additional sums of money or additional U.S. Government obligations or any combination of money or U.S. Government obligations, at such time or times as necessary, together with the money and/or U.S. Government obligations so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on the applicable debt securities; provided, however, that the instrument may state that our obligation to make additional deposits as aforesaid will be subject to the delivery to us by the trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing selected by the trustee, showing the applicable calculation.

Subsequent to a legal defeasance, our obligations to execute and deliver debt securities of that series for authentication, to set the terms of the debt securities of that series, to maintain an office or agency in respect of the debt securities of that series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of that series, to deliver debt securities of that series for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover excess money held by the trustee will survive until those debt securities are no longer outstanding. After those debt securities are no longer outstanding, in the case of a legal defeasance, only our obligations to compensate and indemnify the trustee and our right to recover excess money held by the trustee will survive. (Sections 8.2 and 8.3)

MODIFICATION OF THE INDENTURE

Each indenture provides that we and the trustee may amend or supplement such indenture or the applicable debt securities of any series without notice to or the consent of any Holder:

(a)	to cure any ambiguity, defect or inconsistency in such indenture, provided that such amendments or supplements do not materially and adversely affect the interests of the Holders;

(b)	to comply with Article 5 (which relates to the covenant discussed under “— Restrictions on Mergers and Sales of Assets”) of such indenture;

(c)	to comply with any requirements of the SEC in connection with the qualification of such indenture under the Trust Indenture Act;

(d)	to evidence and provide for the acceptance of appointment under such indenture with respect to the debt securities of any or all series by a successor trustee;

(e)	to establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted under such indenture;

(f)	to provide for uncertificated or unregistered debt securities and to make all appropriate changes for such purpose;

(g)	to change or eliminate any provisions of such indenture with respect to all or any series of the debt securities not then outstanding (and, if the change is applicable to fewer than all those series of the applicable debt securities, specifying the series to which the change is applicable), and to specify the rights and remedies of the trustee and the Holders of those debt securities; and

(h)	to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)

Each indenture also contains provisions that allow us and the trustee, subject to certain conditions, without prior notice to any Holders, to amend such indenture and the outstanding debt securities of any series with the written consent of the Holders of a majority in aggregate principal amount of the applicable debt securities then outstanding of all series affected by such supplemental indenture (all such series voting as one class). The Holders of a majority in aggregate principal amount of the applicable outstanding debt securities of all series affected (all such series voting as one class) by written notice to the trustee may waive future compliance by us with any provision of such indenture or the debt securities of that series. Notwithstanding the foregoing provisions, without the consent of each applicable Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.4 of such indenture, may not:

(a)

extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, the Holder’s debt security or reduce the principal amount or the rate of interest of that debt security (including any amount in respect of original issue discount), or any premium payable with respect to that debt security, or adversely affect the rights of that Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of that Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon the acceleration of the maturity of that debt security or any amount provable in bankruptcy, or change any place of payment where, or the currency in which, any debt security or any premium or the interest on that debt security is payable, or impair the right to institute suit for the enforcement of any payment on or after the due date of that payment;

(b)	reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose Holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of such indenture or certain defaults and their consequences provided for therein;

(c)	waive a default in the payment of principal of or interest on any applicable debt security of a Holder; or

(d)	modify any of the provisions of such indenture governing supplemental indentures with the consent of Securityholders, except to increase the percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the Holder of each outstanding debt security affected by the modification.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of Holders of applicable debt securities of that series with respect to that covenant or provision, will be deemed not to affect the rights under such indenture of the Holders of debt securities of any other series or of the coupons appertaining to those debt securities. It will not be necessary for the consent of any Holder under such indenture to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if the consent approves the substance of the amendment, supplement or waiver. After an amendment, supplement or waiver under such indenture becomes effective, we or, at our request, the trustee will give to the affected Holders a notice briefly describing the amendment, supplement or waiver. We or, at our request, the trustee will mail supplemental indentures to Holders upon request. Any failure of us to mail such notice, or any defect in the notice, will not, however, in any way impair or affect the validity of any supplemental indenture or waiver. (Section 9.2)

DESCRIPTION OF CAPITAL STOCK

We have authority to issue 160,000,000 shares of common stock, par value $1.00 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share. As of July 26, 2012, we had outstanding 108,802,347 shares of common stock and no shares of preferred stock. Our board of directors has authority, without action by our shareholders, to issue authorized and unissued shares of preferred stock in one or more series and, within certain limitations, to determine the voting rights (including the right to vote as a series on particular matters), preference as to dividends and in liquidation, conversion, redemption and other rights of each series.

The following is a brief summary of the voting, dividend, liquidation and certain other rights of the holders of the capital stock as set forth in our by-laws and Restated Certificate of Incorporation, copies of which are filed with the Commission.

COMMON STOCK

Voting Rights-Noncumulative Voting. The holders of common stock are entitled to one vote per share on all matters to be voted on by shareholders, including the election of directors. Shareholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect the entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to the board of directors.

Our Restated Certificate of Incorporation requires the affirmative vote of 90% of our outstanding shares of common stock to authorize certain mergers, sales of assets, corporate reorganizations and other transactions in the event that any person or entity acquires 30% or more of our outstanding common stock.

Dividends; Restriction on Payment of Dividends. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available for the purpose and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding. Upon liquidation or dissolution of Arrow, subject to prior liquidation rights of the holders of preferred stock, the holders of common stock are entitled to receive on a pro rata basis the remaining assets of Arrow available for distribution. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

In addition, the terms of our credit agreement, as amended, and our transfer and administration agreement require that the ratio of earnings to cash interest expense and debt to EBITDA be maintained at certain designated levels.

All outstanding shares of common stock are fully paid and not liable to further calls or assessment by us.

PREFERRED STOCK

Our board of directors is authorized, without further vote or action by the holders of our common stock, to issue by resolution an aggregate of 2,000,000 shares of preferred stock. These shares of preferred stock may be issued in one or more series as established from time to time by our board of directors. Our board also is authorized to fix the number of shares and the designation or title of each series of preferred stock prior to the issuance of any shares of that series. Regarding each class or series of preferred stock, our board will fix the voting powers, which may be full or limited, or there may be no voting powers. Our board will also determine the preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each series of preferred stock. Our board is further authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of the class or series then outstanding.

No shares of preferred stock are presently outstanding and we have no plans to issue a new series of preferred stock. It is not possible to state the effect of the authorization and issuance of any series of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific terms, rights and preferences of a series of preferred stock. However, possible effects might include restricting dividends on the common stock, diluting the voting power of the common stock or impairing the liquidation rights of the common stock without further action by holders of common stock. In addition, under some circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, which could thereby depress the market price of our common stock.

DESCRIPTION OF WARRANTS

We have described below the general terms and provisions of the debt warrants and equity warrants to which a prospectus supplement may relate. We will describe the particular terms of any debt warrants and equity warrants offered by any prospectus supplement in the prospectus supplement relating to such debt warrants or equity warrants.

GENERAL

We may issue debt warrants and equity warrants, evidenced by warrant certificates under a warrant agreement, independently or together with any debt securities, preferred stock or common stock. The warrants may be transferable with or separate from such securities. If we offer debt warrants, the applicable prospectus supplement will describe the terms of the debt warrants, including the following: (i) the offering price, if any, including the currency or currency unit in which such price will be payable; (ii) the designation, aggregate principal amount and terms of the offered debt securities with which the debt warrants are issued and the number of debt warrants issued with each such offered debt security; (iii) if applicable, the date on or after which the debt warrants and the related offered debt securities will be separately transferable; (iv) the designation, aggregate principal amount and terms of debt securities purchasable upon exercise of one debt warrant and the price or prices at which, and the currency or currency unit in which such principal amount of debt securities may be purchased upon exercise; (v) the date on which the right to exercise the debt warrants commences and the date on which such right expires; (vi) any U.S. Federal income tax consequences; (vii) whether the debt warrants represented by the warrant certificates will be issued in registered or bearer form or both; and (viii) any other material terms of the debt warrants. If we offer equity warrants, the applicable prospectus supplement will describe the terms of the equity warrants, including the following: (i) the offering price, if any, including the currency or currency unit in which such price will be payable; (ii) the designation of any series of preferred stock purchasable upon exercise of the equity warrants; (iii) the number of shares of preferred stock or common stock purchasable upon exercise of one equity warrant, and the price or prices at which, and the currency or currency unit in which such shares may be purchased upon exercise; (iv) the date on which the right to exercise the equity warrants and the date on which such right expires; (v) any U.S. Federal income tax consequences; (vi) whether the equity warrants represented by the warrant certificate will be issued in registered or bearer form or both; (vii) whether the equity warrants or the underlying preferred stock or common stock will be listed on any national securities exchange; and (viii) any other material terms of the equity warrants. In addition, if we sell any debt warrants or equity warrants for any foreign currency or currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue will be specified in the applicable prospectus supplement.

Warrant certificates, if any, may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the applicable prospectus supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of debt securities (except to the extent that the consent of warrantholders may be required for certain modifications of the terms of the indenture under which the series of offered debt securities issuable upon exercise of the warrants to be issued) or preferred or common stockholders and are not entitled to payments of principal and interest, if any, on debt securities or to dividends or other distributions made with respect to preferred stock or common stock.

Warrants may be exercised by surrendering the warrant certificate, if any, at the corporate trust office or other designated office of the warrant agent, with (i) the form of election to purchase on the reverse side of the warrant certificate, if any, properly completed and executed, and (ii) payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon exercise of warrants, the warrant agent will, as soon as practicable, deliver the debt securities, preferred stock or common stock issuable upon the exercise of the warrants in authorized denominations in accordance with the instructions of the exercise warrantholder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of unexercised warrants, if sufficient time exists prior to the expiration date.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered under this prospectus in four ways or any combination thereof:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase the securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that:

•	the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject; and

•	if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities, and may end any of these activities at any time.

Unless otherwise specified in a prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange, the securities will not be listed on a national securities exchange or inter-dealer quotation system. No assurance can be given that any broker-dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference herein. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by Arrow Electronics, Inc. (the “Company”) in connection with the sale of the securities.

Amount to be Paid
SEC registration fee	*
Printing expenses	$20,000
Legal fees and expenses	250,000
Accounting fees and expenses	50,000
Rating agency fees	150,000
Blue Sky fees and expenses (including counsel)	7,500
Miscellaneous expenses	7,500

Total	$485,000

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 9 of the Company’s Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the State of New York (Sections 721 through 726), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

The Company also maintains directors’ and officers’ liability insurance coverage which insures directors and officers of the Company against certain losses arising from claims made, and for which the Company has not provided reimbursement, by reason of their being directors and officers of the Company or its subsidiaries.

ITEM 16.	EXHIBITS

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Underwriting Agreement (Common Stock).*

1.2	Underwriting Agreement (Preferred Stock).*

1.3	Underwriting Agreement (Debt Securities).*

3.1(a)	Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994, Commission File No. 1-4482).

3.1(b)	Certificate of Amendment of the Certificate of Incorporation of the Company dated as of August 30, 1996 (incorporated by reference to Exhibit 3 to the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, Commission File No. 1-4482).

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1(c)	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated as of October 12, 2000 (incorporated by reference to Exhibit 3(a)(iii) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, Commission File No. 1-4482).

3.2	Amended Corporate By-Laws, dated July 29, 2004 (incorporated by reference to Exhibit 3(ii) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, Commission File No. 1-4482).

4.1	Certificate of Designations for Preferred Stock.*

4.2	Indenture, dated as of January 15, 1997, between the Company and The Bank of New York Mellon (as successor to Bank of Montreal Trust Company), as trustee, (filed as Exhibit 4(b)(i) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-4482), and incorporated herein by this reference thereto).

4.3	Form of Subordinated Indenture between Arrow Electronics, Inc. and an unnamed trustee (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (file No. 333-50572), and incorporated by this reference thereto).

4.4	Form of Warrant Agreement for Debt Securities (including form of Warrant Certificate)*

4.5	Form of Warrant Agreement for Preferred Stock (including form of Warrant Certificate)*

4.6	Form of Warrant Agreement for Common Stock (including form of Warrant Certificate)*

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the validity of securities being offered by Arrow Electronics, Inc.**

12.1	Statement regarding computation of consolidated ratios of earnings to fixed charges.**

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.**

24.1	Power of Attorney (included on the signature page of this registration statement).

25.1	Statement of Eligibility on Form T-l under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee, under indenture between Arrow Electronics, Inc. and the trustee dated as of January 15, 1997.**

25.2	Statement of Eligibility on Form T-l under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon as trustee for the form of subordinated indenture between Arrow Electronics, Inc. and the trustee.**

*	To be filed by amendment or by Form 8-K
**	Filed herewith

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a),(1)(b) and (1)(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melville, New York, on October 1, 2012.

ARROW ELECTRONICS, INC.

By:	/s/ Peter S. Brown
Peter S. Brown
Senior Vice President, General Counsel, and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose name appears below hereby constitutes and appoints each of Michael J. Long, Paul J. Reilly and Peter S. Brown, or any of them, each acting alone, such person’s true and lawful attorney-in-fact, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, in connection with this Registrant’s registration statement on Form S-3, including to sign this registration statement and any and all amendments to this registration statement, including post-effective amendments, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys-in-fact to any and all amendments.

SIGNATURE	TITLE	DATE

/s/ Michael J. Long
Michael J. Long	Chairman, President, and Chief Executive Officer	October 1, 2012

/s/ Paul J. Reilly
Paul J. Reilly	Executive Vice President, Finance & Operations, and Chief Financial Officer	October 1, 2012

/s/ Jeff Pinkerman
Jeff Pinkerman	Vice President, Corporate Controller, and Chief Accounting Officer	October 1, 2012

/s/ Barry W. Perry
Barry W. Perry	Lead Independent Director	October 1, 2012

/s/ Philip K. Asherman
Philip K. Asherman	Director	October 1, 2012

/s/ Gail E. Hamilton
Gail E. Hamilton	Director	October 1, 2012

/s/ John N. Hanson
John N. Hanson	Director	October 1, 2012

/s/ Richard S. Hill
Richard S. Hill	Director	October 1, 2012

/s/ Fran Keeth
Fran Keeth	Director	October 1, 2012

/s/ Andrew C. Kerin
Andrew C. Kerin	Director	October 1, 2012

/s/ Stephen C. Patrick
Stephen C. Patrick	Director	October 1, 2012

/s/ John C. Waddell
John C. Waddell	Director	October 1, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Underwriting Agreement (Common Stock).*

1.2	Underwriting Agreement (Preferred Stock).*

1.3	Underwriting Agreement (Debt Securities).*

3.1(a)	Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1994, Commission File No. 1-4482).

3.1(b)	Certificate of Amendment of the Certificate of Incorporation of the Company dated as of August 30, 1996 (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, Commission File No. 1-4482).

3.1(c)	Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated as of October 12, 2000 (incorporated by reference to Exhibit 3(a)(iii) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000, Commission File No. 1-4482).

3.2	Amended Corporate By-Laws, dated July 29, 2004 (incorporated by reference to Exhibit 3(ii) to the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, Commission File No. 1-4482).

4.1	Certificate of Designations for Preferred Stock.*

4.2	Indenture, dated as of January 15, 1997 between the Company and The Bank of New York Mellon (as successor to Bank of Montreal Trust Company), as trustee, (filed as Exhibit 4(b)(i) to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-4482), and incorporated herein by this reference thereto).

4.3	Form of Subordinated Indenture between Arrow Electronics, Inc. and an unnamed trustee (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (file No. 333-50572) and incorporated by this reference thereto).

4.4	Form of Warrant Agreement for Debt Securities (including form of Warrant Certificate)*

4.5	Form of Warrant Agreement for Preferred Stock (including form of Warrant Certificate)*

4.6	Form of Warrant Agreement for Common Stock (including form of Warrant Certificate)*

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the validity of securities being offered by Arrow Electronics, Inc.**

12.1	Statement regarding computation of consolidated ratios of earnings to fixed charges.**

23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.**

24.1	Power of Attorney (included on the signature page of this registration statement).

25.1	Statement of Eligibility on Form T-l under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee, under indenture between Arrow Electronics, Inc. and the trustee dated as of January 15, 1997.**

25.2	Statement of Eligibility on Form T-l under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon as trustee for the form of subordinated indenture between Arrow Electronics, Inc. and the trustee.**

*	To be filed by amendment or by Form 8-K
**	Filed herewith